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                                                                  EXHIBIT 99.b.2

                       AMERICAN AADVANTAGE MILEAGE FUNDS

                                 AMENDED BYLAWS

         These Amended Bylaws of the American AAdvantage Mileage Funds (formerly, the "American AAdvantage Funds II") (the "Trust"), a Massachusetts business trust, are subject to the Trust's Declaration of Trust as from time to time amended.

                                   ARTICLE I
                          OFFICERS AND THEIR ELECTION

OFFICERS

         SECTION 1. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of shares in the Trust.

ELECTION OF OFFICERS

         SECTION 2. The President, Treasurer and Secretary shall be chosen annually by the Trustees. Two or more offices may be held by a single person except the offices of President and Secretary. The officers shall hold office until their successors are chosen and qualified.

RESIGNATIONS AND REMOVALS

         SECTION 3. Any officer of the Trust may resign by filing a written resignation with the President, the Trustees or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified. The Trustees may at any meeting remove any officer by a majority vote of the voting Trustees.


                                   ARTICLE II
                   POWERS AND DUTIES OF OFFICERS AND TRUSTEES

MANAGEMENT OF THE TRUST - GENERAL

         SECTION 1. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the Commonwealth of Massachusetts, the Declaration of Trust, or with these Bylaws.
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RIGHT TO ENGAGE IN BUSINESS

         SECTION 2. Any officer or Trustee of the Trust, the investment adviser, the manager, and any officers or directors of the investment adviser or manager may have personal business interests and may engage in personal business activities.

EXECUTIVE AND OTHER COMMITTEES

         SECTION 3. The Trustees may elect from their own number an executive committee to consist of not less than three nor more than five members, which shall have the power and duty to conduct the current and ordinary business of the Trust, including the purchase and sale of securities, while the Trustees are not in session, and such other powers and duties as the Trustees may from time to time delegate to such committee. The Trustees may also elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of the Trustees.

CHAIRMAN OF THE TRUSTEES

         SECTION 4. The Trustees may, but need not, appoint from among their number a Chairman. He shall perform such duties as the Trustees may from time to time designate.

PRESIDENT

         SECTION 5. The President shall be the chief executive officer of the Trust and, subject to the Trustees, shall have general supervision over the business and policies of the Trust. When present, he or she shall preside at all meetings of the Shareholders and the Trustees, and he or she may, subject to the approval of the Trustees, appoint a Trustee to preside at such meetings in his absence. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

TREASURER

         SECTION 6. The Treasurer shall be the principal financial and accounting officer of the Trust. He or she shall deliver all funds and securities of the Trust which may come into his or her hands to such bank or trust company as the Trustees shall employ as Custodian in accordance with
Article IX of the Declaration of Trust. He or she shall have the custody of the seal of the Trust. He or she shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he or she shall furnish such other reports regarding
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the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.



SECRETARY

         SECTION 7. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. The Secretary shall perform such additional duties as the Trustees may from time to time designate.

VICE PRESIDENT

         SECTION 8. Any Vice President of the Trust shall perform such duties as the Trustees may from time to time designate.

ASSISTANT TREASURER

         SECTION 9. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees may from time to time designate.

ASSISTANT SECRETARY

         SECTION 10. Any Assistant Secretary of the Trust shall perform such duties as the Trustees may from time to time designate.

OTHER OFFICERS

         SECTION 11. The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.





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                                  ARTICLE III
                             SHAREHOLDERS' MEETINGS

SPECIAL MEETINGS

         SECTION 1. A special meeting of the Shareholders shall be called by the Secretary whenever (a) ordered by the Trustees or (b) requested, for the purpose of removing a Trustee from office, in writing by the holder or holders of at least 10% of the outstanding Shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the shareholders of one or more series of shares, but not a meeting of all shareholders of the Trust, then only the shareholders of such one or more series shall be entitled to notice of and to vote at such meeting.

NOTICE

         SECTION 2. Except as above provided, notices of any special meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, a written or printed notification of such meeting, at least 10 days before the meeting, to such address as may be registered with the Trust by the Shareholder.

PLACE OF MEETING

         SECTION 3. All special meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

BALLOTS

         SECTION 4. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

PROXIES

         SECTION 5. Shareholders entitled to vote may vote either in person or by proxy, provided that an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven months before the meeting, unless the





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instrument specifically provides for a longer period.  Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of providing invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance of rejection of votes shall be decided by the chairman of the meeting.


                                   ARTICLE IV
                               TRUSTEES' MEETINGS

SPECIAL MEETINGS

         SECTION 1. Special meetings of the Trustees shall be called by the Secretary at the written request of the President, the Treasurer, or any two Trustees, and if the Secretary, when so requested, refuses or fails for more than 24 hours to call such meeting, the President, the Treasurer, or such two Trustees may, in the name of the Secretary, call such meeting by giving due notice in the manner required when notice is to be given by the Secretary. All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place in the United States as the person or persons requesting said meeting to be called may designate, but any meeting may adjourn to any other place.

REGULAR MEETINGS

         SECTION 2. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that any Trustee who is absent when such determination is made shall be given notice of the determination.

QUORUM

         SECTION 3. A majority of the Trustees shall constitute a quorum for the transaction of business.





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NOTICE

         SECTION 4. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the Secretary to each Trustee orally or by mail, hand delivery or telegram. A notice may be mailed, postage prepaid, addressed to him or her at his or her address as registered on the books of the Trust or, if not so registered, at his last known address at least three days before the meeting or delivered to him at least two days before the meeting, provided orally by telephone at least 24 hours before the meeting or sent to him at least 24 hours before the meeting, by prepaid telegram addressed to him at said registered address, if any, or if he has no such registered address, at his last known address

SPECIAL ACTION

         SECTION 5. When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

ACTION BY CONSENT

         SECTION 6. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meeting, or by telephone consent provided a quorum of Trustees participate in any such telephone meeting. Such consent shall be treated as a vote of the Trustees for all purposes.


                                   ARTICLE V
                         SHARES OF BENEFICIAL INTEREST

BENEFICIAL INTEREST

         SECTION 1. The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable Shares without par value, each of which shall represent an equal proportionate interest in the class with each other Share of the class outstanding, none having priority or preference over another.





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TRANSFER OF SHARES

         SECTION 2. The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

EQUITABLE INTEREST NOT RECOGNIZED

         SECTION 3. The Trust shall be entitled to treat the holder of record of any Share or Shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such Share or Shares on the part of any other person except as may be otherwise expressly provided by law.


                                   ARTICLE VI
                              INSPECTION OF BOOKS

         The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.


                                  ARTICLE VII
                                  FISCAL YEAR

         The fiscal year of the Trust shall end on such date as the Trustees shall from time to time determine.


                                  ARTICLE VIII
                                   AMENDMENTS

         These Bylaws may be amended at any meeting of the Trustees of the Trust by a majority vote.


                                   ARTICLE IX
                         PRINCIPAL OFFICE OF THE TRUST

         The principal place of business of the Trust shall be located within or without the Commonwealth of Massachusetts as the Trustees may determine or as they may authorize.





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                       AMERICAN AADVANTAGE MILEAGE FUNDS

                                     BYLAWS

                               TABLE OF CONTENTS

                                                                                                                     PAGE
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
ARTICLE I - OFFICERS AND THEIR ELECTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 Section 1:  Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 Section 2:  Election of Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 Section 3:  Resignations And Removals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II - POWERS AND DUTIES OF OFFICERS AND TRUSTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 Section  1:  Management Of The Trust - General . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 Section  2:  Right To Engage In Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 Section  2:  Executive And Other Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 Section  3:  Chairman Of The Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 Section  4:  President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 Section  5:  Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 Section  6:  Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 Section  7:  Vice President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Section  8:  Assistant Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Section  9:  Assistant Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Section 10:  Other Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III - SHAREHOLDERS' MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Section 1:  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Section 2:  Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Section 3:  Place Of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Section 4:  Ballots  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Section 5:  Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE IV - TRUSTEES' MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Section 1:  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Section 2:  Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Section 3:  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Section 4:  Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Section 5:  Special Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Section 6:  Action By Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE V - SHARES OF BENEFICIAL INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Section 1:  Beneficial Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Section 2:  Transfer Of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Section 3:  Equitable Interest Not Recognized  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE VI - INSPECTION OF BOOKS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6






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
ARTICLE VII - FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

ARTICLE VIII - AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

ARTICLE IX - PRINCIPAL OFFICE OF THE TRUST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7





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